UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 8, 2011

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 .Entry into a Material Definitive Agreement.

On February 8, 2011, AECOM Technology Corporation (the “Company”) entered into a consulting agreement (the “Agreement”) with Francis S. Y. Bong, a member of the Company’s Board of Directors.  The term of the Agreement will commence on April 1, 2011, following Mr. Bong’s scheduled retirement as an employee of the Company, and will last for one year, subject to extension by mutual agreement of the parties.  Pursuant to the terms of the Agreement, Mr. Bong will work on special projects as requested by the President and Chief Executive Officer of the Company or his designee.  The Company will pay to Mr. Bong a monthly or hourly fee to be determined for services performed under the Agreement.

The description set forth above is qualified in its entirety by the Agreement, a copy of which is filed as an exhibit to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1            Consulting Agreement, dated as of February 8, 2011, between Francis S. Y. Bong and AECOM Technology Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: February 14, 2011	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

10.1         Consulting Agreement, dated as of February 8, 2011, between Francis S. Y. Bong and AECOM Technology Corporation.